UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island	1-6682		05-0155090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1027 Newport Avenue	Pawtucket,	Rhode Island	02861
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:   (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	HAS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2024, Hasbro, Inc. (“Hasbro” or the “Company”) and Christian P. Cocks, Hasbro’s Chief Executive Officer, entered into an amended and restated employment agreement (the “Amended Employment Agreement”). The Amended Employment Agreement extends the term of Mr. Cocks’s employment until December 31, 2027, unless earlier terminated or further extended in accordance with the Amended Employment Agreement. Thereafter, the Amended Employment Agreement will automatically renew for additional one-year periods unless prior written notice of non-renewal is provided to the other party in accordance with the terms of the Amended Employment Agreement. If the Company provides notice that the term will not be renewed, such notice will be treated as a termination without “Cause” under the Amended Employment Agreement.

The Amended Employment Agreement reflects an increase in Mr. Cocks’ target annual management incentive bonus from 150% to 175% of his base salary, makes other administrative and conforming changes and revises the definitions of “Cause” and “Good Reason” to be the same definitions regardless of whether a termination for Cause or for Good Reason occurs prior to or after a Change in Control (as defined in the Amended Employment Agreement). Lastly, the Amended Employment Agreement has been revised to provide that, if Mr. Cocks’ employment is terminated by the Company without Cause (other than due to death or disability) or he resigns for Good Reason within 24 months following a Change in Control, then, he will receive (i) a lump sum payment equal to three times the sum of his then-current base salary and annual incentive plan target bonus, (ii) a pro-rated annual incentive plan bonus for the year in which the termination occurs, based on target company performance (a “Pro-Rata Bonus”), (iii) certain premium payments by Hasbro for continued medical and dental insurance under COBRA for up to 24 months from the effective date of termination, (iv) accelerated vesting of (and lapse of restrictions on) all unexpired, unvested stock options and time-based restricted stock units, and (v) vesting of performance share awards, vesting at target for the full performance period.

The foregoing description of the Amended Employment Agreement does not purport to be a complete statement of the parties’ rights under the Amended Employment Agreement and is qualified in its entirety by the full text of the Amended Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
10.1    Amended and Restated Employment Agreement with Christian P. Cocks
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Gina Goetter
	Name:	Gina Goetter
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: May 24, 2024